                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            NEWPARK RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                    PRELIMINARY PROXY MATERIALS

                        [LOGO OF NEWPARK APPEARS HERE]

                                                                 March 31, 1998

Dear Fellow Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Wednesday, May 13, 1998, at 10:00 a.m., Central Daylight Time, at I Lakeway Center, 3900 North Causeway Blvd., Conference Room B, Metairie, Louisiana 70002. Both your Board of Directors and I hope you will be able to attend.

  There are three items on this year's agenda to which we direct your attention: (1) to elect seven directors to the Board; (2) to consider and act upon a proposal to amend Newpark's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 100,000,000; and (3) to consider and act upon a proposal to approve certain amendments to the 1993 Non-Employee Directors' Stock Option Plan. These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

  Whether or not you plan to attend the meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares may be voted in accordance with your wishes.

                                          Sincerely,

                                          JAMES D. COLE
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                                    PRELIMINARY PROXY MATERIALS

                            NEWPARK RESOURCES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 13, 1998

To the Stockholders of Newpark Resources, Inc.

  The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation ("Newpark"), will be held on Wednesday, May 13, 1998, at 10:00 a.m., Central Daylight Time, at I Lakeway Center, 3900 North Causeway Blvd., Conference Room B, Metairie, Louisiana, for the following purposes:

    (1) To elect a Board of Directors;

    (2) To consider and act upon a proposal to amend Newpark's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 80,000,000 to 100,000,000;

    (3) To consider and act upon a proposal to adopt the Amended and Restated 1993 Non-Employee Directors' Stock Option Plan; and

    (4) To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 27, 1998, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          NEWPARK RESOURCES, INC.

                                          Edah Keating
                                          Secretary

Metairie, Louisiana
Dated: March 31, 1998

                                                    PRELIMINARY PROXY MATERIALS

                            NEWPARK RESOURCES, INC.
                     3850 NORTH CAUSEWAY BLVD., SUITE 1770
                           METAIRIE, LOUISIANA 70002

                                PROXY STATEMENT

                                MARCH 31, 1998

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. ("Newpark"), for the Annual Meeting of Stockholders to be held on May 13, 1998, and any postponements or adjournments thereof. This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy were first mailed to stockholders on or about March 31, 1998.

  Any stockholder giving a proxy may revoke it before it is voted by notifying the Secretary of Newpark in writing before or at the meeting, by providing a proxy bearing a later date, or by attending the meeting and expressing a desire to vote in person. Subject to such revocation, all proxies will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL ADOPTING AMENDMENTS TO NEWPARK'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, "FOR" THE PROPOSAL ADOPTING THE AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AND, IN THE DISCRETION OF THE PERSONS ACTING AS PROXIES, UPON ANY OTHER MATTERS.

  Your cooperation in promptly returning the enclosed proxy will reduce Newpark's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

  Only stockholders of record at the close of business on March 27, 1998 are entitled to receive notice of and to vote at the meeting. On that date, Newpark had outstanding [64,252,661] shares of Common Stock, each of which is entitled to one vote upon each proposal presented at the meeting. The presence at the Annual Meeting, either in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business.

  A plurality of the votes cast is required for the election of directors, while the affirmative vote of a majority of the outstanding shares of Newpark's Common Stock is necessary to approve the amendments to Newpark's Certificate of Incorporation. The affirmative vote of a majority of the shares present or represented by proxy at the meeting is required for approval of all other matters being submitted to the stockholders for their consideration. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite stockholder vote.

  If sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such adjournment.

  The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Newpark. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Newpark, but no additional compensation will be paid to such individuals on account of such activities. Newpark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

  Seven directors are to be elected at the Annual Meeting. All directors hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors need not be stockholders. The Board of Directors has nominated for election as directors the seven persons named below, all of whom are incumbent directors. All of these nominees have indicated that they are able and willing to serve as directors.

  The Board of Directors recommends that the stockholders vote "FOR" the election of its nominees. Unless directed otherwise, the Board's proxies intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the Board's proxies will vote instead for such other person or persons as the Board of Directors may recommend.

  The following table sets forth certain information as of March 27, 1998, with respect to the Board's nominees:

                                                                        DIRECTOR
     NAME OF NOMINEE                                                AGE  SINCE
     ---------------                                                --- --------
     Dibo Attar....................................................  58   1987
     William Thomas Ballantine.....................................  53   1993
     James D. Cole.................................................  57   1976
     William W. Goodson............................................  83   1971
     David P. Hunt.................................................  56   1995
     Alan J. Kaufman...............................................  60   1987
     James H. Stone................................................  72   1987

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

  Dibo Attar is a business consultant to several domestic and international companies and has been a private investor for more than ten years. Mr. Attar also serves as Chairman of the Board of T.H. Lehman & Co., Inc., KTI, Inc. and Renaissance Entertainment Corp.

  William Thomas Ballantine joined Newpark in December 1988, serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a Director of Newpark in October 1993.

  James D. Cole joined Newpark in 1976, serving as Executive Vice President until May 1977, when he was elected President and Chief Executive Officer. Mr. Cole has served as a director since joining Newpark and was elected Chairman of the Board of Directors in April 1996.

  William W. Goodson, who retired in 1983, served as Chairman of the Board of Directors of a Newpark subsidiary from 1982 to 1987. For more than five years prior thereto, he was President and Chief Operating Officer of the Newpark subsidiary engaged in the oilfield and environmental construction business, and other Newpark subsidiaries.

  David P. Hunt joined Newpark's Board of Directors in November 1995. Prior to joining Newpark and until his retirement in 1995, Mr. Hunt was employed by Consolidated Natural Gas Company for 32 years, having most recently served as President and Chief Executive Officer of New Orleans based CNG Producing Company, an oil and gas exploration and production company. Mr. Hunt also serves as a consultant to McDermott International and several other oil and gas related businesses.

  Alan J. Kaufman, who retired in May 1997, had been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon. Dr. Kaufman also is a director of Tesoro Petroleum Corporation.

  James H. Stone is Chairman of the Board and Chief Executive Officer of Stone Energy Corporation, which is engaged in oil and gas exploration.

  No family relationships exist between any of the directors or officers of Newpark.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  Newpark maintains an Audit Committee, the current members of which are William W. Goodson, Alan J. Kaufman and James H. Stone. The Audit Committee met once during 1997.

  Newpark maintains a Compensation Committee whose current members are Dibo Attar, William W. Goodson, David P. Hunt, Alan J. Kaufman, and James H. Stone. The Compensation Committee administers Newpark's stock option plans and, since March 18, 1993, has been responsible for establishing and administering the compensation for the executive officers of Newpark. The Compensation Committee met once during 1997 and, on six occasions, took action by unanimous written consent.

  Newpark's Board of Directors held nine meetings during 1997. Each director attended at least 75% of the meetings of the Board of Directors and of any committees on which he served.

COMPENSATION OF DIRECTORS

  In 1997, each Newpark director who was not otherwise employed full time by Newpark received an annual retainer of $5,000, paid quarterly, and $1,500 for each board meeting attended. No payments are made to directors for telephonic board meetings or for committee meetings. All directors were reimbursed for travel expenses incurred in attending meetings of the Board and committee meetings. The same compensation arrangements will apply in 1998.

  Prior to January 29, 1998, the 1993 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") provided that each non-employee director who was serving on the Board of Directors on September 1, 1993, and each new non-employee director who was first elected to the Board of Directors after September 1, 1993, would be granted a stock option to purchase, at an exercise price equal to the fair market value of the Common Stock on the date of grant, 63,000 shares of Common Stock, which number reflects the two-for-one stock split effective May 1997 and the 100% stock dividend effective November 1997 (the "1997 Stock Splits"). The Non-Employee Directors' Plan also provided that each time a non-employee director had served on the Board for a period of five consecutive years, such director automatically would be granted a stock option to purchase 42,000 shares of Common Stock (also adjusted to reflect the 1997 Stock Splits), at an exercise price equal to the fair market value of the Common Stock on the date of grant. Effective January 29, 1998, the Non-Employee Directors' Plan was amended to reduce the number of shares of Common Stock for which a stock option will be granted to each non-employee director who is first elected a director after that date from 63,000 shares to 10,000 shares of Common Stock. The Non-Employee Directors' Plan also was amended to delete the provisions for the automatic grant of additional stock options at five-year intervals and to provide instead for automatic additional grants to each non-employee director of stock options to purchase 10,000 shares of Common Stock on January 29, 1998, and each time a non-employee director is re-elected to the Board of Directors. As a result of such amendment, effective January 29, 1998, Messrs. Attar, Goodson, Hunt, Kaufman and Stone were each granted a stock option to purchase 10,000 shares of Common Stock at an exercise price of

$16.4375 per share, the fair market value of the Common Stock on the date of grant. Both the amendments to the Non-Employee Directors' Plan and the January 29, 1998 stock option grants are subject to stockholder approval. See "Approval of Amended and Restated 1993 Non-Employee Directors' Stock Option Plan."

                              EXECUTIVE OFFICERS

  As of March 27, 1998, the executive officers of Newpark, their ages and positions are as follows:

                       NAME                    AGE               POSITION
                       ----                    ---               --------
     James D. Cole...........................  57  Chairman of the Board, President and
                                                    Chief Executive Officer
     William Thomas Ballantine...............  53  Executive Vice President
     Matthew W. Hardey.......................  45  Vice President of Finance and
                                                    Chief Financial Officer

  For a description of the business experience of Messrs. Cole and Ballantine during the past five years, see "ELECTION OF DIRECTORS--Business Experience of Directors During the Past Five Years", above.

  Matthew W. Hardey joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991. From 1973 until joining Newpark, Mr. Hardey was employed in the commercial banking business.

                           OWNERSHIP OF COMMON STOCK

  The following table sets forth information with respect to the beneficial ownership of Newpark's outstanding Common Stock as of March 27, 1998, by (i) each person who is known by Newpark to be the beneficial owner of more than five percent (5%) of Newpark's outstanding Common Stock (based on Schedules 13G filed with the Securities and Exchange Commission), (ii) each director of Newpark, (iii) the executive officers of Newpark named in the Summary Compensation Table on page 5 and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person, except to the extent that authority is shared by spouses under applicable law.

                                                                    SHARES
                                                                 BENEFICIALLY
                                                                   OWNED(1)
                                                               -----------------
                       BENEFICIAL OWNER                         NUMBER   PERCENT
                       ----------------                        --------- -------
Pilgrim Baxter & Associates, Ltd.(2).......................... 5,576,200  8.68%
  825 Duportail Road
  Wayne, Pennsylvania 19087
James D. Cole(3).............................................. 1,202,624  1.87%
James H. Stone(4).............................................   713,200  1.11%
Alan J. Kaufman(5)............................................   472,392     *
Matthew W. Hardey.............................................   159,859     *
Dibo Attar....................................................   109,000     *
William Thomas Ballantine.....................................    80,332     *
William W. Goodson............................................    29,000     *
David P. Hunt.................................................    39,200     *
All directors and executive officers as a group (8 persons)... 2,805,607  4.33%

--------
 *  Indicates ownership of less than one percent.
(1) Includes shares which may be purchased upon the exercise of stock options which are exercisable as of March 27, 1998, or become exercisable within 60 days thereafter, for the following: Mr. Cole--140,000 shares; Mr. Stone--0 shares; Dr. Kaufman--55,000 shares; Mr. Hardey-- 108,267 shares; Mr. Attar--105,000 shares; Mr. Ballantine--80,332 shares; Mr. Goodson--28,000 shares; Mr. Hunt--25,200 shares; and all directors and executive officers as a group--541,799 shares.
(2) Sole dispositive power with respect to 5,576,200 shares, and sole voting power with respect to 5,386,200 shares.
(3) Includes 280,336 shares held by four separate trusts of which Mr. Cole is a trustee and of which the beneficiaries are children of Mr. Cole. Mr. Cole disclaims ownership of the 280,336 shares held by the four Trusts.
(4) Includes 4,200 shares held in a trust of which the beneficiaries are children of Mr. Stone, and Mr. Stone disclaims beneficial ownership of these shares. Also includes 4,000 shares held in a family trust of which Mr. Stone is a beneficiary.
(5) Includes 14,000 shares held in a trust of which the beneficiaries are children of Dr. Kaufman and 12,600 shares held by his spouse. Dr. Kaufman disclaims beneficial ownership of these shares.

                            EXECUTIVE COMPENSATION

  The following table summarizes all compensation paid to Newpark's President and Chief Executive Officer, Newpark's Executive Vice President and Newpark's Vice President of Finance and Chief Financial Officer (the only executive officers of Newpark who earned in excess of $100,000 in salary and bonus in
1997) for services rendered in all capacities to Newpark for the years ended December 31, 1997, 1996 and 1995.

SUMMARY COMPENSATION TABLE

                                                  LONG-TERM
                                                COMPENSATION
                         ANNUAL COMPENSATION       AWARDS
                        ---------------------- ---------------
                                                 SECURITIES
  NAME AND PRINCIPAL                             UNDERLYING       ALL OTHER
       POSITION         YEAR  SALARY   BONUS   OPTIONS/SARS(1) COMPENSATION(2)
  ------------------    ---- -------- -------- --------------- ---------------
James D. Cole.......... 1997 $220,000 $220,000          --         $9,799
  President and Chief   1996  200,000  220,000          --          8,700
   Executive Officer    1995  180,000  180,000     210,000          5,592

Wm. Thomas Ballantine.. 1997  200,000  100,000          --          7,918
  Executive Vice        1996  185,000  100,000      80,000          6,645
  President             1995  176,200   52,500      84,000          5,687

Matthew W. Hardey...... 1997  145,000   60,000          --          6,090
  Vice President of     1996  112,000   55,000      60,000          4,014
  Finance and Chief     1995  106,200   31,500      37,800          3,545
  Financial Officer

--------
(1) Number of shares of Common Stock underlying options granted under the 1995 Incentive Stock Option Plan and under the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, after giving effect to the 1997 Stock Splits.
(2) Includes contributions by Newpark to a defined contribution 401(k) Plan for Messrs. Cole, Ballantine and Hardey of $4,750 each for 1997, $3,750, $3,736 and $3,430, respectively, for 1996, and $2,520, $2,615 and $1,901, respectively, for 1995. Additional amounts indicated represent excess group term life insurance premiums paid by Newpark for the benefit of each of the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

  No stock options were granted to the individuals named in the Summary Compensation Table above during the year ended December 31, 1997.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE

  The following table sets forth information with respect to the named executive officers with respect to the exercise of stock options during 1997 and the unexercised stock options held by them as of December 31, 1997.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                      OPTIONS HELD AT        IN-THE-MONEY OPTIONS
                                                     DECEMBER 31, 1997     AT DECEMBER 31, 1997 (1)
                                                 ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON    VALUE
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- ----------- ------------------------- -------------------------
James D. Cole...........   70,000    $1,905,050       140,000/140,000        $1,916,600/$1,916,600
Wm. Thomas Ballantine...   67,384     1,893,412        66,666/128,666           717,494/ 1,146,256
Matthew W. Hardey.......   33,000       966,285        90,400/105,200         1,076,092/ 1,302,830

--------
(1) Based on the closing price on the New York Stock Exchange of Newpark's Common Stock on that date ($17.50), minus the exercise price.

EMPLOYMENT AGREEMENT

  James D. Cole serves as Chairman of the Board, President and Chief Executive Officer of Newpark pursuant to an employment agreement that automatically renews for successive one-year periods unless terminated by either party. Mr. Cole receives an annual base salary of $220,000 and is entitled to an annual bonus equal to 5% of Newpark's pre-tax profit (as defined in the employment agreement), subject to a maximum of such year's base salary. Effective January 1, 1998, Mr. Cole's salary was increased to $280,000 per annum by the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Compensation Committee"), which consists of Messrs. Attar, Goodson, Hunt, Kaufman and Stone, each of whom is a non-employee director, sets Newpark's compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Newpark's stock option plans. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

 Chief Executive Officer Compensation

  Mr. Cole's compensation for 1997 was based on his rights under his employment agreement with Newpark (the "Employment Agreement"). The Employment Agreement was entered into in 1990 and provided for an initial term which expired on January 1, 1993. Thereafter, the Employment Agreement automatically renews for successive one-year periods unless terminated by either party. Mr. Cole received a base salary of $220,000 in 1997 under the Employment Agreement.

  In keeping with Newpark's objective of rewarding executive officers based on corporate performance, the Employment Agreement also provides for a bonus equal to 5% of Newpark's pre-tax profit, subject to a maximum bonus equal to the amount of Mr. Cole's base salary. By excluding from the calculation of pre-tax profit any capital gains and focusing instead on income from operations, the Employment Agreement attempts to focus on the long-term prospects of Newpark. Based on the calculation of pre-tax profit under the Employment Agreement, Mr. Cole received a $220,000 bonus in 1997, the maximum permitted under the Employment Agreement.

  In view of Newpark's performance during 1997 and Mr. Cole's contribution to such performance, the Compensation Committee approved a $60,000 increase in Mr. Cole's base salary under the Employment Agreement effective January 1, 1998. Mr. Cole also participates in Newpark's defined contribution plan.

 Executive Officers Compensation

  In 1997, compensation paid to Newpark's executive officers other than Mr. Cole consisted of salary, cash bonuses and contributions to a defined contribution plan. The compensation of executive officers other than Mr. Cole is determined initially by Mr. Cole, subject to review and approval by the Compensation Committee. In determining salaries, Mr. Cole and the Compensation Committee considered available information about the pay scales of companies of similar size in the oilfield services industry. The Compensation Committee believes that the salaries of these executive officers are comparable to the salaries of executive officers with similar responsibilities at other oilfield services companies. Bonuses were determined by reference to profitability achieved by Newpark as a whole and the profitability of individual operating units.

  Newpark's incentive stock option program provides additional incentives to key employees to work to maximize stockholder value and provides a link between the interests of senior managers and stockholders. By utilizing vesting periods, the option program encourages key employees to remain in the employ of Newpark and provides a long-term perspective to the compensation available under the option program. No stock options were granted to any executive officers during 1997, as the Compensation Committee believed that the number of outstanding options already provided sufficient incentive to the executive officers.

 Internal Revenue Code Amendments

  The Compensation Committee continues to consider the anticipated tax treatment to Newpark regarding the compensation and benefits paid to its Chief Executive Officer and the other executive officers of Newpark in light of the 1993 addition to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee will from time to time consider changes to Newpark's compensation structure, including amendments to its equity-based incentive plans, necessary to preserve the deductibility of all compensation paid by Newpark which is subject to Section 162(m) of the Code. While Newpark does not expect to pay its executive officers compensation in 1998 in excess of the Section 162(m) deductibility limit, the Board of Directors and the Compensation Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

  If the Board's nominees are elected at the Annual Meeting, the Board intends to appoint Dibo Attar, William W. Goodson, David P. Hunt, Alan J. Kaufman, and James H. Stone to serve on the Compensation Committee.

                   Dibo Attar                 Alan J. Kaufman
                  David P. Hunt               James H. Stone
               William W. Goodson

PERFORMANCE GRAPH

  The following graph reflects a comparison of the cumulative total stockholder return of Newpark Common Stock from December 31, 1992 through December 31, 1997 with the New York Stock Exchange Market Value Index, Newpark's broad equity market index, and the Media General Oil and Gas Field Services Index, Newpark's peer group index. The graph assumes that the value of the investment in Newpark Common Stock and each index was $100 on December 31, 1992 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or be indicative of possible future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          OF NEWPARK RESOURCES, INC., NEW YORK STOCK EXCHANGE MARKET
         VALUE INDEX, AND MEDIA GENERAL OIL & GAS FIELD SERVICES INDEX



                             [CHART APPEARS HERE]

                                        1992   1993   1994   1995   1996   1997
                                       ------ ------ ------ ------ ------ ------
Newpark Resources, Inc................ 100.00  80.00 213.33 207.75 347.81 653.59
Broad Market Index.................... 100.00 113.54 111.33 144.24 173.93 228.78
Peer Group Index...................... 100.00 116.73 104.35 154.24 228.65 344.13

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Goodson served on the Compensation Committee of Newpark during 1997. Mr. Goodson was formerly an officer of a Newpark subsidiary.

                APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK

INTRODUCTION

  On January 29, 1998, the Board of Directors (the "Board") unanimously adopted resolutions approving an amendment to Newpark's Certificate of Incorporation to increase the aggregate number of shares of Common Stock that Newpark is authorized to issue from 80,000,000 to 100,000,000. The Board determined that the proposed amendment is advisable and in the best interest of Newpark and its stockholders, and directed that the amendment be considered at the Annual Meeting in order to obtain the requisite stockholder approval. The Board unanimously recommends a vote "FOR" the foregoing resolutions.

  The text of the proposed amendment to the Certificate of Incorporation (the "Amendment") is set forth in Exhibit A attached to this Proxy Statement. The following discussion is qualified in its entirety by reference to such exhibit.

PURPOSES OF INCREASE

  The Amendment would increase the number of shares of Common Stock that Newpark is authorized to issue from 80,000,000 to 100,000,000 shares. The proposed increase is to ensure that Newpark continues to have additional shares available for future issuance from time to time as approved by the Board for any proper corporate purpose, including financings, corporate mergers, acquisitions of other businesses, stock dividends or splits and issuances under stock option and other employee incentive programs. At present, except for approximately 1,300,000 shares of Common Stock to be issued in connection with pending acquisition transactions, and shares of Common Stock to be issued pursuant to outstanding options under its stock option plans, Newpark has no plans, agreements or understandings for the issuance of additional shares of capital stock. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless applicable laws or regulations require such approval.

EFFECTS OF INCREASE

  Stockholders should note that certain disadvantages may result from the adoption of the Amendment. The Amendment will increase the total number of authorized shares of Common Stock, and stockholders could therefore experience a significantly greater reduction in their interest in Newpark with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued. If the Amendment is adopted, there will be approximately [31,000,000] shares of Common Stock remaining available for issuance by Newpark, after taking into account the shares of Common Stock reserved for issuance under Newpark's stock option plans, and the shares of Common Stock to be issued in connection with pending acquisition transactions, as opposed to [11,000,000] shares that would remain available for issuance if the increase contemplated by the Amendment was not adopted.

  The availability for issuance of additional shares of Newpark's Common Stock could also enable the Board to render more difficult or discourage an attempt to obtain control of Newpark. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of Newpark. Newpark is not aware of any pending or threatened efforts to obtain control of the Newpark.

  The increase in the authorized number of shares of Common Stock also will increase the amount of minimum franchise taxes payable by Newpark, on an annual basis, to the State of Delaware, as, for the most part, the amount of franchise taxes is determined as a function of Newpark's authorized capital structure. Had the amendment been adopted prior to the beginning of fiscal 1997, the amount of franchise tax payable to the State of Delaware for 1997 would have increased by approximately $19,400.

  Each additional share of Common Stock authorized by the Amendment would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The number of authorized shares of Preferred Stock would remain unchanged at 1,000,000 shares.

EFFECTIVE DATE OF THE AMENDMENT

  If the Amendment is adopted by the required vote of stockholders, it will become effective when the Amendment is filed with the Secretary of State of the State of Delaware. Newpark currently anticipates that this filing will be made as soon as practicable following the approval of the Amendment by the stockholders at the Annual Meeting.

  Because several months will have elapsed between the time the Board approved the Amendment and the date of the Annual Meeting, the Board may determine that proceeding with the increase in the authorized number of shares of Common Stock would not be advisable under circumstances existing at the time. Such circumstances might include a major disruption or decline in the stock market generally or in the market value of Newpark's Common Stock. The Board does not presently anticipate that any such circumstances will arise, but believes it prudent to retain the flexibility to evaluate conditions at the time of the Annual Meeting. Accordingly, at any time prior to the filing of the Amendment, notwithstanding authorization of the increase in the authorized number of shares of Common Stock by the stockholders, Newpark may abandon the Amendment without further action by the stockholders.

                       APPROVAL OF AMENDED AND RESTATED
                1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

INTRODUCTION

  The 1993 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") was adopted by the Board of Directors on September 1, 1993, and was thereafter approved by the stockholders. The purpose of the Non-Employee Directors' Plan is to promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping its long-range plans, to assist Newpark in attracting and retaining on the Board persons of exceptional competence and to provide additional incentives to serve as a director of Newpark.

  Prior to January 29, 1998, the Non-Employee Directors' Plan provided that each non-employee director who was serving on the Board of Directors on September 1, 1993, and each new non-employee director who was first elected to the Board of Directors after September 1, 1993, would be granted a stock option to purchase, at an exercise price equal to the fair market value of the Common Stock on the date of grant, 63,000 shares of Common Stock, which number reflects the 1997 Stock Splits. As a result of amendments adopted by the Board of Directors in November 1995, and approved by the stockholders in May 1996, the Non-Employee Directors' Plan also provided that each time a non-employee director had served on the Board for a period of five consecutive years, such director automatically would be granted a stock option to purchase 42,000 shares of Common Stock (also adjusted to reflect the 1997 Stock Splits), at an exercise price equal to the fair market value of the Common Stock on the date of grant.

  The stockholders are being asked to vote on a proposal to amend the Non-Employee Directors' Plan to (i) reduce the number of shares of Common Stock for which a stock option will be granted to each non-employee director who is first elected a director after January 29, 1998, from 63,000 shares to 10,000 shares of Common Stock, (ii) delete the provisions for the automatic grant of additional stock options at five-year intervals and provide instead for automatic additional grants to each non-employee director of stock options to purchase 10,000 shares of Common Stock on January 29, 1998, and each time a non-employee director is re-elected to the Board of Directors, (iii) provide the Board of Directors with the authority to grant discretionary stock options to non-employee directors at such times and subject to such terms as it deems appropriate and (iv) permit limited transferability of stock options granted under the Non-Employee Directors' Plan. The foregoing amendments were first approved by the Board of Directors on January 29, 1998, and the Board of Directors adopted the Amended and Restated 1993 Non-Employee Directors' Stock Option Plan (the "Amended Plan") on March 12, 1998, in order to reflect the foregoing amendments and to make certain other changes not subject to stockholder approval.

  The Board of Directors believes that, as a result of the 1997 Stock Splits, under the current version of the Non-Employee Directors' Plan, the number of shares for which a stock option would be granted to a non-employee director who is first elected a director is too large and should be reduced to a level more typical for plans of this type. The Board of Directors also believes that the ability of a non-employee director to receive stock option grants on an annual basis, rather than every five years, and the ability of the Board of Directors to grant discretionary stock options from time to time, including options with exercises prices at less than the fair market value of the underlying shares of Common Stock, will provide greater incentive to the non-employee directors and better assist Newpark in attracting and retaining on the Board of Directors persons of exceptional competence. Additionally, the inclusion of limited transferability features, which is permitted as a result of recent rule changes made by the Securities and Exchange Commission, was adopted in order to provide greater estate planning flexibility to the non-employee directors. For the foregoing reasons, the Board recommends that stockholders vote "FOR" the Amended Plan.

  The full text of the Amended Plan is set forth as Exhibit B hereto, and stockholders are urged to refer to it for a complete description of the Amended Plan. The summary of the principal features of the Amended Plan which follows is qualified in its entirety by reference to the complete text of the Amended Plan.

PRINCIPAL FEATURES OF THE PLAN

  Pursuant to the Non-Employee Directors' Plan, on September 1, 1993, the non-employee directors then serving (Messrs. Attar, Goodson, Kaufman, Still and Stone) were each granted a stock option to purchase 63,000 shares of Common Stock at an exercise price of $2.14 per share, the fair market value of the Common Stock on the date of grant. Mr. Still exercised his stock option upon his resignation from the Board of Directors in February 1996. On November 2, 1995, the date of his election to the Board, David Hunt was automatically granted a stock option to purchase 63,000 shares of Common Stock at an exercise price of $4.11 per share, the fair market value of the Common Stock on the date of grant. In addition, on November 1, 1995, Messrs. Attar, Goodson, Kaufman and Stone were each granted a stock option to purchase 42,000 shares of Common Stock at an exercise price of $3.81, the fair market value of the Common Stock on the date of grant.

  Pursuant to the terms of the amendment, on January 29, 1998, Messrs. Attar, Goodson, Hunt, Kaufman and Stone were each granted, subject to stockholder approval, a stock option to purchase 10,000 shares of Common Stock at an exercise price of $16.4375 per share, the fair market value of the Common Stock on the date of grant. Assuming their re-election to the Board of Directors at the annual meeting and the approval of the Amended Plan by the stockholders, Messrs. Attar, Goodson, Hunt, Kaufman and Stone will each receive additional 10,000 share options on May 13, 1998, and each year thereafter that they are re-elected to the Board of Directors. If no annual meeting of stockholders occurs in one or more calendar years, and the non-employee director continues in office, such non-employee director will automatically be granted an additional 10,000 share option on the anniversary of the last previous annual meeting.

  The Non-Employee Directors' Plan is administered by the Board of Directors or by a duly authorized committee of the Board. In addition to the automatic grants of stock options described above, the Board or its committee has complete authority, subject to the express provisions of the Non-Employee Directors' Plan, to grant stock options to one or more non-employee directors, to determine the number of stock options to be granted to non-employee directors, to determine the time or times at which stock options will be granted, to establish the exercise price and the other terms and conditions upon which stock options may be exercised, to remove or adjust any restrictions and conditions upon stock options and to accelerate or otherwise modify the exercisability of any stock options. The Board of Directors or its committee also has complete authority to adopt such rules and regulations, and to make all other determinations, deemed necessary or desirable for the administration of the Non-Employee Directors' Plan.

  The purchase price (the "Exercise Price") of the shares of Common Stock subject to each stock option (sometimes called "Option Shares" herein) automatically granted to a non-employee director upon his first election to the board or upon his re-election to the Board must be at least equal to the fair market value of such shares on the date of grant. However, the Board of Directors or its committee has the discretion to grant stock options to non-employee directors from time to time with Exercise Prices which are less than the fair market value of the Common Stock on the date of grant when it deems it to be advisable to provide special incentives over and above the incentives provided by the grant of a stock option at fair market value. The Board of Directors currently has no plans to grant any stock options to non-employee directors with Exercise Prices which are less than the fair market value of the Common Stock.

  The determination of fair market value is based on quotations from the New York Stock Exchange. On March 27, 1998, the last sale price of the Common
Stock, as reported on the New York Stock Exchange, was $      per share.

  A stock option, once granted to a non-employee director, will remain in effect in accordance with its terms, even if the non-employee director later enters the employ of Newpark or one of its subsidiaries. If a stock option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder are available again for purposes of the Non-Employee Directors' Plan. The maximum number of Option Shares currently approved for issuance under the Non-Employee Directors' Plan is 840,000, of which 187,000 shares have been issued and 406,000 shares are subject to outstanding stock options (in each case adjusted to give effect to the 1997 Stock Splits). No stock options may be granted under the Non-Employee Directors' Plan after August 31, 2003.

  The stock option term is for a period of ten years from the date of grant, and, except as described below, each stock option automatically granted to a non-employee director upon his first election to the board is subject to vesting over a five-year period, with 20% of the option becoming exercisable on each successive anniversary of the date of grant. For purposes of determining the vesting period of the stock options granted to the non-employee directors serving on the Board of Directors on September 1, 1993, the date the Non-Employee Directors' Plan was adopted by the Board (Messrs. Attar, Goodson, Kaufman, Still and Stone), the stock options were treated as if they were granted on the date the non-employee director first became a director of Newpark. Each stock option granted to the non-employee directors on January 29, 1998, and each stock option to be granted upon the re-election of a non-employee director, is subject to vesting over a three-year period, with one-third of the option becoming exercisable on the first anniversary of the date of grant, one-third of the option becoming exercisable on the second anniversary of the date of grant and the remaining one-third becoming exercisable on the third anniversary of the date of grant. However, no such option may be exercised until stockholder approval of the amendment has been obtained. In addition, all outstanding options immediately become exercisable in full in the event of certain changes in control of Newpark.

  Each stock option may be exercised in whole or in part by delivering it for surrender or endorsement to Newpark together with payment of the exercise price. The exercise price may be paid in cash, by cashier's or certified check or, if authorized by the Board or a committee thereof, by surrender of previously owned shares of Common Stock.

  Except as otherwise provided below, a non-employee director may not exercise a stock option unless from the date of grant to the date of exercise the non-employee director continuously serves on the Board of Directors. Upon the termination of the service of a non-employee director as a director of Newpark for any reason other than death or disability, the stock options then currently exercisable remain exercisable for a period of 90 days after the date of such termination, subject to earlier termination at the end of their fixed term. If the service of a non-employee director terminates because of death, the stock options then currently exercisable remain in full force and effect and may be exercised at any time during the option term. If the service of a non-employee director terminates because of disability, the stock options then currently exercisable remain exercisable for a period of twelve months after such termination, subject to earlier expiration at the end of their fixed term. The Board of Directors, however, retains discretion to extend the time periods provided for the exercise of stock options upon the termination of the service of a non-employee director.

  Stock options granted under the Non-Employee Directors' Plan may contain terms which (i) permit the transfer of all or a portion of the stock options by a non-employee director to, and the exercise of such stock options by, (i) the spouse, children or grandchildren of the non-employee director, (ii) a trust or trusts for the exclusive benefit of such family members, (iii) a corporation, partnership or limited liability company in which only the non-employee director and such family members have beneficial interests or (iv) any other person or entity specifically approved by the Board of Directors on a case-by-case basis. Unless the Board of Directors determines otherwise, any stock options so transferred may not be further transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Any transferred stock options will continue to be subject to the same terms and conditions as were applicable to them prior to transfer, including the termination of the stock options at the expiration of their term or following the termination of the directorship of the non-employee director to whom the stock options were issued.

  The Board of Directors may at any time suspend, amend or terminate the Non-Employee Directors' Plan. Stockholder approval is required, however, to materially increase the benefits accruing to non-employee directors, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation.

  Stock options granted under the Non-Employee Directors' Plan are non-statutory stock options and are not eligible for the tax benefits applicable to incentive stock options. Newpark maintains a current registration statement under the Securities Act of 1933 with respect to the shares of Common Stock issuable upon the exercise of outstanding stock options under the Non-Employee Directors' Plan.

  The following table sets forth certain information with respect to options granted and to be granted immediately following the Annual Meeting, subject to stockholder approval of the amendment to the Non-Employee Directors' Plan.

                               NEW PLAN BENEFITS
                1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                                                    NUMBER OF
      NAME OR GROUP                                              OPTIONS GRANTED
      -------------                                              ---------------
      James D. Cole.............................................           0
      Wm. Thomas Ballantine.....................................           0
      Matthew W. Hardey.........................................           0
      Executive Group...........................................           0
      Non-Executive Director Group(1)...........................     100,000
      Non-Executive Officer Employee Group......................           0

--------
(1) Consists of a stock option to purchase 10,000 shares of Common Stock granted to each of the non-employee directors on January 29, 1998 and a stock option to purchase an additional 10,000 shares of Common Stock to be granted to each of the non-employee directors upon their re-election to the Board of Directors at the Annual Meeting.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a short summary of the Federal income tax consequences of the grant and exercise of stock options under the Non-Employee Directors' Plan.

 Tax Consequences to Non-Employee Directors

  A non-employee director recognizes no taxable income upon the grant of a stock option under the Non-Employee Directors' Plan. In general, upon the exercise of the option, the non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the date of exercise over the exercise price. Withholding tax obligations arising from the exercise of a nonstatutory stock option may be satisfied by any payment method deemed appropriate by the Board, including by withholding from the shares of Common Stock otherwise issuable upon exercise of the stock option the number of option shares having a fair market value equal to the amount of the withholding tax obligation.

  Shares acquired upon the exercise of an option by the payment of cash will have a basis equal to their fair market value on the date of exercise and have a holding period beginning on such date. Different rules apply if a non-employee director exercises a stock option by surrendering previously owned shares of Common Stock.

  Gain or loss recognized on a disposition of the shares purchased generally will qualify as long-term capital gain or loss if the shares have a holding period of more than twelve months.

 Tax Consequences to Newpark

  Newpark generally is allowed an income tax deduction for amounts that are taxable to non-employee directors as ordinary income under the foregoing rules.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by Newpark by December 1, 1998, to be considered by Newpark for inclusion in Newpark's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires Newpark's officers and directors, and persons who own more than ten-percent of a registered class of Newpark's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Newpark with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of such forms furnished to Newpark, or written representations that no Forms 5 were required, Newpark believes that during the period from January 1, 1997 to December 31, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER MATTERS

  Neither Newpark nor any of the persons named as proxies knows of matters other than those described above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

  Newpark's Annual Report on Form 10-K for the year ended December 31, 1997 accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

  WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                                                      EXHIBIT A

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

  The following are the resolutions of the Board of Directors amending the Certificate of Incorporation effecting an increase in the authorized number of shares of Common Stock.

    RESOLVED that Paragraph A of Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, be amended to read in its entirety as follows:

    "FOURTH. The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation shall have authority to issue is One Hundred One Million (101,000,000), of which One Million (1,000,000) shares shall be Preferred Stock and One Hundred Million (100,000,000) shares shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.01 per share.

    Upon amendment of this paragraph, each issued share of the Common Stock of the corporation, including the shares of such Common Stock held by the corporation as treasury stock, shall be and remain one share of Common Stock, $.01 par value per share, of the corporation."

                                                                      EXHIBIT B

                            NEWPARK RESOURCES, INC.

                             AMENDED AND RESTATED
                1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                    (INCLUDING SECOND AMENDMENT ADOPTED BY
                  THE BOARD OF DIRECTORS ON JANUARY 29, 1998)

1. PURPOSE.

  This Amended and Restated Newpark Resources, Inc., 1993 Non-Employee Directors' Stock Option Plan (this "Plan") is intended to promote the best interests of Newpark Resources, Inc., a Delaware corporation ("Newpark"), and its stockholders by providing to each member of Newpark's Board of Directors (the "Board") who is a Non-Employee Director (as defined in paragraph 3 herein) of Newpark with an opportunity to acquire a proprietary interest in Newpark by receiving options (each a "Stock Option") to purchase Newpark's common stock, $.01 par value ("Common Stock"), as herein provided. It is intended that this Plan will promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark. In addition, Newpark seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Newpark.

2. ADMINISTRATION.

  2.1 This Plan shall be administered by the Board or by a duly authorized committee of the Board. At such times as the Board is administering this Plan, all references in this Plan to the "Committee" shall mean the Board.

  2.2 In addition to the automatic grants of Stock Options provided for in paragraph 4 of this Plan, the Committee shall have full and complete authority, in its discretion: to grant Stock Options to one or more Non-Employee Directors; to determine the number of Stock Options to be granted to a Non-Employee Director; to determine the time or times at which Stock Options shall be granted; to establish the exercise price and the other terms and conditions upon which Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to the exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of this Plan. All interpretations and constructions of this Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

  2.3 Newpark shall indemnify and hold harmless each Committee member and each director of Newpark, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items.

3. ELIGIBILITY.

  Each member of the Board who is not an employee or executive officer of Newpark or any of its Subsidiaries (as herein defined) or of any parent corporation of Newpark (a "Non-Employee Director") shall be eligible to be granted Stock Options under this Plan. Eligibility shall be determined: (i) with respect to each director serving on the Board on the date this Plan was adopted by the Board (i.e., September 1, 1993) on that date; and (ii) with respect to each director elected after this Plan was adopted by the Board, on the date such director is so elected.

A Stock Option, once granted to a Non-Employee Director, shall remain in effect in accordance with its terms even if the optionee later enters the employ of Newpark or a Subsidiary or parent. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of Newpark within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

4. GRANTS.

  4.1 Each Non-Employee Director serving on the Board on the date the Board adopted this Plan (September 1, 1993) was granted a Stock Option to purchase 63,000 shares of Common Stock (reflects all adjustments made pursuant to paragraph 11 of this Plan to and including January 29, 1998). Each Non-Employee Director who was first elected a director after September 1, 1993 and before January 30, 1998, was granted a Stock Option to purchase 63,000 shares of Common Stock (reflects all adjustments made pursuant to paragraph 11 of this Plan to and including January 29, 1998) automatically on the date of such election. Each Non-Employee Director who is first elected a director after January 29, 1998, will be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the date of such election.

  4.2 Subject to stockholder approval of the second amendment of this Plan (the "Second Amendment"): each Non-Employee Director in office on January 29, 1998, the date the Second Amendment was approved by the Board, was granted a Stock Option to purchase 10,000 shares of Common Stock as of said date; and each Non-Employee Director (whether in office on January 29, 1998, or subsequently elected) shall be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof) at which such Non-Employee Director is re-elected, commencing with the annual meeting in 1998. If no annual meeting of stockholders (or stockholder action in lieu thereof) occurs in one or more calendar years, and such Non-Employee Director continues in office, such Stock Option shall be granted automatically on the anniversary of the last previous annual meeting of stockholders or stockholder action in lieu thereof. Subject to stockholder approval of this Second Amendment, the provisions of this Plan which contemplated automatic grants of Stock Options at five-year intervals were repealed and replaced with the foregoing provisions of this paragraph 4.2.

  4.3 Subject to the provisions of paragraph 11 of this Plan, the number of shares of Common Stock issued and issuable upon the exercise of Stock Options granted under this Plan shall not exceed 840,000 (reflects all adjustments made pursuant to paragraph 11 of this Plan to and including January 29, 1998).

5. PURCHASE PRICE.

  The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") granted pursuant to paragraph 4 shall equal the fair market value ("Fair Market Value") of such shares on the date of grant (the "Date of Grant") of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which Newpark's shares were traded, and the method for determining the closing price shall be determined by the Committee. Notwithstanding the foregoing, the Exercise Price of shares of Common Stock subject to each Stock Option granted at the discretion of the Committee pursuant to paragraph 2.2 shall be determined by the Committee in its sole and absolute discretion, and may be less than the fair market value of the Option Shares on the date of grant, but shall not be less than $1.00 per share.

6. OPTION PERIOD.

  The term of each Stock Option shall commence on the Date of Grant of the Stock Option and shall be ten years. Subject to the other provisions of this Plan, (i) each Stock Option granted pursuant to paragraph 4.1 shall be exercisable during its term as to 20% of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; 20% during the twelve months beginning on the third anniversary of the Date of Grant; 20% during the twelve months beginning on the fourth anniversary of the Date of Grant; and 20% during the twelve months beginning on the fifth anniversary of the Date of Grant; and (ii) each Stock Option granted pursuant to paragraph 4.2 shall be exercisable during its term as to one-third of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; one-third of the Option Shares during the twelve-months beginning on the second anniversary of the date of grant; and one-third of the Option Shares during the twelve months beginning on the third anniversary of the date of grant; provided, however, that the Stock Option granted to each Non-Employee Director pursuant to paragraph 4.1 shall be exercisable from time to time after the actual Date of Grant as to the number of Option Shares determined in accordance with the foregoing schedule as if the Date of Grant were the date such Non-Employee Director first became a director; provided, further, however, that no Stock Option granted pursuant to paragraph 4.2 shall be exercisable unless and until stockholder approval of the Second Amendment has been obtained. If an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option.

7. EXERCISE OF OPTIONS.

  7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to Newpark, attention of the Corporate Secretary, at Newpark's principal office, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check, or by surrender of previously owned shares of Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

  7.2 Exercise of each Stock Option is conditioned upon the agreement of the Non-Employee Director to the terms and conditions of this Plan and of such Stock Option as evidenced by the Non-Employee Director's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Non-Employee Director that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) Newpark may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability; (d) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will timely file all reports required under federal securities laws; and (e) each Non-Employee Director will report all sales of Option Shares to Newpark in writing on a form prescribed by Newpark.

  7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Newpark will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to Newpark during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Newpark. If any Stock Option would expire for any reason except the end of its term during such a suspension, then, if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. Newpark shall have no obligation to file any Registration Statement covering resales of Option Shares.

8. CONTINUOUS DIRECTORSHIP.

  Except as provided in paragraph 10 below, a Non-Employee Director may not exercise a Stock Option unless from the Date of Grant to the date of exercise such Non-Employee Director continuously serves as a director of Newpark.

9.   RESTRICTIONS ON TRANSFER.

  Stock Options granted under this Plan may contain terms specifically authorized by the Committee, in its sole discretion, which (i) permit transfer of all or any portion of such Stock Options by an optionee to (a) the spouse, children (including step-children and adopted children) or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, (c) a corporation, partnership, limited partnership or limited liability company in which no persons or entities other than such optionee and Immediate Family Members have beneficial interests, or (d) such other persons or entities as the Committee may specifically approve, on a case-by-case basis, and (ii) permit the exercise of such Stock Options by such transferees. Unless the Committee shall determine otherwise in its sole discretion, transferred Stock Options may not be further transferred by the transferees thereof except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Notwithstanding any transfer permitted in accordance with the foregoing provisions, transferred Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately before such transfer (other than permitting such Stock Options to be exercised by a permitted transferee), including but not limited to the provisions of this Plan and option agreements governing (x) the exercise of Stock Options, (y) the termination of Stock Options at the expiration of their term or following termination of the directorship of the Non-Employee Director to which the Stock Options were issued and (z) the payment of withholding taxes. No interest under this Plan of any Non-Employee Director or transferee shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Except as otherwise specifically provided by the Committee in accordance with this Paragraph 9, each Stock Option granted under this Plan may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and shall be exercisable during a Non-Employee Director's lifetime only by such Non-Employee Director or by such Non-Employee Director's legal representative.

10. TERMINATION OF SERVICE.

  10.1 Unless otherwise determined by the Committee, in its sole discretion: upon termination of the directorship of a Non-Employee Director by reason of death, all outstanding Stock Options to the extent exercisable on the date of death of the Non-Employee Director shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time prior to expiration at the end of the fixed term thereof; and, upon termination of the directorship of a Non-Employee Director by reason of Disability, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of twelve months following termination of the Non-Employee Director's directorship. Unless otherwise provided by the Committee, all Stock Options to the extent not presently exercisable by such Non-Employee Director at the date of death or termination of directorship by reason of Disability, shall terminate as of the date of death or such termination of directorship and shall not be exercisable thereafter.

  10.2 Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director for any reason other than the reasons set forth in paragraph 10.1, the Stock Option may be exercised during the period of three months following the date of such termination of directorship, but only to the extent that such Stock Option was outstanding and exercisable on such date of termination of directorship. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not then presently exercisable by such Non-Employee Director shall terminate as of the date of such termination of directorship and shall not be exercisable thereafter.

  10.3 For purposes of this Plan, "Disability" shall mean total and permanent incapacity of a Non- Employee Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of a director, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Non-Employee Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

11. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

  11.1 The number and class of shares subject to each Stock Option outstanding from time to time, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under this Plan, and the minimum number of shares as to which a Stock Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment (a "Capital Adjustment"), so that upon exercise of the Stock Option, the Non-Employee Director shall receive the number and class of shares such Non-Employee Director would have received had such Non-Employee Director been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such Capital Adjustment. A similar adjustment shall be made to the number of Option Shares for which Stock Options shall be granted automatically to Non-Employee Director after January 29, 1998, as contemplated by paragraph 4 of this Plan, as a result of any Capital Adjustment occurring after January 29, 1998.

  11.2 Upon a reorganization, merger or consolidation of Newpark with one or more corporations as a result of which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, or upon a sale of all or substantially all of the property of Newpark to another corporation, or any dividend or distribution to stockholders of more than ten percent (10%) of Newpark's assets, adequate adjustment or other provisions shall be made by Newpark or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Non-Employee Director had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

  11.3 Subject to paragraph 19, in the event of a change in control ("Change in Control") of Newpark, all outstanding Stock Options shall immediately become and shall thereafter be exercisable in full until expiration at the end of the fixed term thereof or until earlier terminated in accordance with paragraphs 10 or 16. A Change in Control of Newpark shall be deemed to have occurred (a) on the date Newpark first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act or any amendment or replacement of such sections) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act or any amendment or replacement of such Rule), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of Newpark's then outstanding securities or (b) on the date the stockholders of Newpark approve (i) a merger of Newpark with or into any other corporation in which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, (ii) a consolidation of Newpark with any other corporation, or (iii) the sale or disposition of all or substantially all of Newpark's assets or a plan of complete liquidation.

12.  WITHHOLDING TAXES.

  Newpark shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Non-Employee Director to tender a cash payment to Newpark, (ii) by withholding from the Non-Employee Director's cash compensation, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Non-Employee Director's Tax Liability or (iv) by any other method deemed appropriate by the

Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made by the method of payment specified in clause (iii) above upon the satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

13. AMENDMENTS AND TERMINATION.

  The Board of Directors may at any time suspend, amend or terminate this Plan at any time. No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Non-Employee Directors under this Plan, (b) materially increase the maximum number of Option Shares which may be issued under this Plan (except for adjustments pursuant to paragraph 11), or (c) materially modify the requirements as to eligibility for participation in this Plan.

14. SUCCESSORS IN INTEREST.

  The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of Newpark and of Non-Employee Directors.

15. OTHER DOCUMENTS.

  All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

16. MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.

  Notwithstanding any other provision of this Plan, all unexercised Stock Options held by a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Newpark, or if the Non-Employee Director takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion. Upon termination of such Stock Options, such Non-Employee Director shall forfeit all rights and benefits under this Plan.

17. TERM OF PLAN.

  This Plan was adopted by the Board effective as of September 1, 1993. No Stock Options may be granted under this Plan after August 31, 2003.

18. GOVERNING LAW.

  This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware.

19. STOCKHOLDER APPROVAL OF SECOND AMENDMENT.

  No Stock Option granted pursuant to paragraph 4.2 of this Plan, as amended by the Second Amendment, shall be exercisable unless and until the stockholders of Newpark have approved this Plan, as amended by the Second Amendment, and all other legal requirements have been fully complied with. If stockholder approval of the Second Amendment is not obtained on or before January 28, 1999, the Second Amendment shall be null and void and of no further force or effect, but this Plan, all Stock Options granted hereunder prior to January 29, 1998, and all provisions of this Plan relating to future grants of Stock Options shall remain in full force and effect in accordance with the terms of this Plan, as amended the First Amendment approved by the stockholders on June 12, 1996.

20. PRIVILEGES OF STOCK OWNERSHIP.

  The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

  IN WITNESS WHEREOF, this Amended and Restated Plan been executed as of January 29, 1998.

                                          NEWPARK RESOURCES, INC.

                                          By /s/ James D. Cole
                                            -----------------------------------
                                            James D. Cole, President

                            NEWPARK RESOURCES, INC.

            PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 1998

        The undersigned, revoking any previous proxies for such stock, hereby appoints James D. Cole and Edah Keating, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of NEWPARK RESOURCES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC. to be held on May 13, 1998, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.

Vote this proxy as follows:

        1.  Election of directors:

            FOR [_]                                     WITHHELD [_]
    For all nominees (except as                  vote for all nominees listed
    marked to the contrary below)

        NOMINEES: Dibo Attar, William Thomas Ballantine, James D. Cole, William
        W. Goodson, David P. Hunt, Alan J. Kaufman and James H. Stone.

INSTRUCTION: TO WITHHOLD VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THROUGH THE
             NOMINEE'S NAME.

        2. Proposal to amend Newpark's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 100,000,000:

             FOR [_]            AGAINST [_]            ABSTAIN [_]

        3. Proposal to adopt the Amended and Restated 1993 Non-Employee Directors' Stock Option Plan:

             FOR [_]            AGAINST [_]            ABSTAIN [_]

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE PROPOSAL ADOPTING THE AMENDMENT TO NEWPARK'S CERTIFICATE OF INCORPORATION, FOR THE PROPOSAL ADOPTING THE AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.

IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.



SIGNATURE                                            DATE
         ----------------------------------------         -------------------


SIGNATURE                                            DATE
         ----------------------------------------         -------------------


IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If stock is held jointly, each should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s). If this proxy is submitted to a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.